Ministry of Finance Corporate and Personal Property Registries www.corporateonline.gov.bc.ca	Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3	Location: 2nd Floor – 940 Blanshard Street Victoria BC 250 356-8626

Notice of Articles

BUSINESS CORPORATIONS ACT

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies /s/ Ron Townshend RON TOWNSHEND February 7, 2006

This Notice of Articles was issued by the Registrar on: February 8, 2006 12:01 AM Pacific Time

Incorporation Number:  BC0598198

Recognition Date: Incorporated On December 23, 1999

NOTICE OF ARTICLES
Name of Company:
MGN TECHNOLOGIES, INC.

REGISTERED OFFICE INFORMATION
Mailing Address:	Delivery Address:
1500 ROYAL CENTRE, 1055 W GEORGIA ST PO BOX 11117 VANCOUVER, BC V6E 4N7 CANADA	1500 ROYAL CENTRE, 1055 W GEORGIA ST PO BOX 11117 VANCOUVER, BC V6E 4N7 CANADA

RECORDS OFFICE INFORMATION
Mailing Address:	Delivery Address:
1500 ROYAL CENTRE, 1055 W GEORGIA ST PO BOX 11117 VANCOUVER, BC V6E 4N7 CANADA	1500 ROYAL CENTRE, 1055 W GEORGIA ST PO BOX 11117 VANCOUVER, BC V6E 4N7 CANADA

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DIRECTOR INFORMATION
Last Name, First Name, Middle Name: HU, MICHAEL
Mailing Address:	Delivery Address:
202 930 EAST 7 AVE VANCOUVER BC V5T 1P6	202 930 EAST 7 AVE VANCOUVER BC V5T 1P6
Last Name, First Name, Middle Name: BORDON, ALESSANDRA
Mailing Address:	Delivery Address:
#112 – 4238 ALBERT STREET BURNABY BC V5C 6T1 CANADA	#112 – 4238 ALBERT STREET BURNABY BC V5C 6T1 CANADA
Last Name, First Name, Middle Name: JENSEN, MARK
Mailing Address:	Delivery Address:
10915 NE 133 STREET KIRKLAND WA 98034 UNITED STATES	10915 NE 133 STREET KIRKLAND WA 98034 UNITED STATES

RESOLUTION DATES:
Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares: November 23, 2005

AUTHORIZED SHARE STRUCTURE
1. No Maximum	common Shares	Without Par Value Without Special Rights or Restrictions attached

2. No Maximum	Class A Preference Shares	Without Par Value With Special Rights or Restrictions attached

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